Exhibit 99.1

ARROWHEAD RESEARCH CORPORATION

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of July 6, 2009 (the “Effective Date”), by and between Arrowhead Research Corporation, (“Arrowhead” or the “Company”), a Delaware corporation with its principal offices at 201 South Lake Avenue, Pasadena, CA 91101 and Paul C. McDonnel (“Consultant”), an individual.

1. Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement.

2. Fees. As consideration for the Services to be provided by Consultant the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.

3. Expenses. Consultant will be reimbursed for travel and other reasonable business expenses when incurred at Arrowhead’s request. Such expenses must be approved in advance by Arrowhead.

4. Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on July 6, 2009 and terminating on a mutually agreeable date as determined by Arrowhead and Consultant.

5. Supervision of Consultant’s Services. All of the Services to be performed by Consultant will be as agreed between Consultant and the Company. Consultant will be required to report to the Company concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Company.

6. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(f) Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Los Angeles County, California, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(g) shall not apply to the Confidentiality Agreement.

(g) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement on the respective dates set forth below.

ARROWHEAD RESEARCH

By:
CEO

Date:

CONSULTANT

By:

Date:

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant will work on a part time basis, up to a maximum or 10 hours per week to assist in the completion of the following tasks:

•	The financial statement close process for the fiscal third quarter ended June 30, 2009 and the preparation of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

•	Transition of financial reporting knowledge, information, document and computer files and other and historical information as requested by the Company.

•	Other financial management/reporting services as may be agreed to from time to time between the Consultant and the Company.

EXHIBIT B

COMPENSATION

Compensation. For Services rendered by Consultant, Consultant will receive $125 per hour worked payable on presentation of invoice detailing dates, hours worked and description of services or tasks performed for each invoiced period.

Expense Reimbursement: If the Consultant is required to travel on behalf of the Company under this agreement, Company shall reimburse Consultant for all pre-approved travel expenses reasonably incurred in connection with the performance of duties as a consultant. Consultant must obtain prior written authorization prior to any travel on behalf of the Company.

Reimbursement in connection with the performance of Consultant’s duties under this Agreement will be made no later than 15 days following the Company’s receipt of an approved expense report on a Company-approved form, including written documentation and receipts, itemizing the dates on which expenses were incurred. Company will pay Consultant for the following pre-approved expenses incurred while the Agreement between Consultant and the Company exists:

- All travel expenses to and from all work sites. Travel in the continental US by air will be made in economy class using fully refundable fares; while travel outside the US will be made in business class.

- Meal expenses;

- Administrative expenses;

- Lodging Expenses if work demands overnight stays; and

- Miscellaneous travel-related expenses (taxi, parking and tolls, etc.).